Exhibit 99.4
TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Background

The following unaudited pro forma condensed combined consolidated financial information of Tesoro Logistics LP (the “Partnership”) reflects adjustments to the historical statements of combined consolidated operations (the “Statements of Operations”) of the Partnership to give effect to (i) the acquisition of the Chevron Pipe Line Company’s and Northwest Terminalling Company’s (collectively, “Chevron”) assets, hereafter referred to as the “Chevron Acquisition” of the “Northwest Products System,” and (ii) the issuance of equity in January 2013 to fund the Chevron Acquisition (the “January Offering”), and to the historical combined consolidated balance sheet (the “Balance Sheet”) of the Partnership to give effect to (i) the Chevron Acquisition, (ii) the acquisition (the “Carson Assets Acquisition”) of six marketing and storage terminals located in Southern California and certain assets and properties related thereto (the “Carson Terminal Assets”), including the amendment to our revolving credit facility which increased the total revolving loan availability from $500.0 million to $575.0 million, and borrowings under our amended revolving credit facility and the issuance of equity to fund the Carson Assets Acquisition (collectively with the Carson Assets Acquisition, the “Carson Transactions”), (iii) the planned issuance of long-term indebtedness to repay a portion of the amounts outstanding under our revolving credit facility, which amounts were used to fund a portion of the Carson Assets Acquisition (the “Planned Debt Issuance”); and (iv) the payment of estimated fees and expenses in connection with the Chevron Acquisition, Carson Transactions, and Planned Debt Issuance. The pro forma adjustments have been prepared as if the transactions described above had taken place as of March 31, 2013 in the case of the Balance Sheet and January 1, 2012 in the case of the Statements of Operations.

We have not adjusted the Statements of Operations for the Carson Assets Acquisition as it constitutes an acquisition of assets pursuant to Rule 11-01(d) of Regulation S-X and separate pre-acquisition financial statements for the Carson Terminal Assets were not required and have not been prepared.  Therefore, we do not have the necessary historical information to adjust the Statements of Operations to include historical information of the Carson Terminal Assets. Accordingly, we have also not adjusted the Statements of Operations to give effect to the Planned Debt Issuance as it is directly related to the Carson Assets Acquisition.

Historical adjustments for the Chevron Acquisition are based on the statements of revenues and direct operating expenses of the Northwest Products System and were prepared from the historical accounting records of Chevron. The Northwest Products System represents a portion of the operations of both Chevron Pipe Line Company and Northwest Terminalling Company and therefore, is not a stand-alone legal entity. Accordingly, historical financial statements in accordance with U.S. GAAP have not previously been prepared, nor is it practicable to prepare separate, historical financial statements for the Northwest Products System. The statements of revenues and direct operating expenses vary from a complete income statement prepared in accordance with U.S. GAAP because they exclude indirect expenses, such as certain general and administrative expenses, interest expense, depreciation and amortization, income taxes and the allocation of corporate overhead costs. Therefore, the results set forth in the statements of revenues and direct operating expenses may not be representative of future operations.

References to “we,” “us” and “our” mean Tesoro Logistics LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Tesoro” refer collectively to Tesoro Corporation and any of its subsidiaries other than Tesoro Logistics LP, its subsidiaries and Tesoro Logistics GP, LLC (“TLGP”), its general partner.

The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position had the Chevron Acquisition, Carson Transactions, and Planned Debt Issuance actually occurred on the date assumed, or our results of operations had the Chevron Acquisition and January Offering actually occurred on the dates assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the results to be expected for any future period.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed combined consolidated financial information provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined consolidated financial information. The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with our audited combined consolidated financial statements and related notes thereto for the year ended December 31, 2012, included in our annual report on Form 10-K, and our unaudited condensed combined consolidated financial statements and related notes thereto for the quarter ended March 31, 2013, included in our quarterly report on Form 10-Q, as well as the historical combined statements of revenues and direct operating expenses and statements of assets acquired and liabilities assumed for the Northwest Products System included in our current report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2013.

Effective June 1, 2013, we acquired the Carson Terminal Assets from Tesoro Refining & Marketing Company LLC (“TRMC”) in exchange for total consideration of $640.0 million, comprised of $544.0 million in cash and the remaining $96.0 million in partnership units pursuant to a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”).

TRMC retained responsibility for remediation of known environmental liabilities due to the use or operation of the Carson Terminal Assets prior to the acquisition (“Pre-Closing”), and has indemnified us for any losses we incur arising out of those remediation obligations. The indemnification for unknown Pre-Closing remediation liabilities is limited to five years. The Partnership commenced managing the operation of all of the assets associated with the Carson Assets Acquisition and receiving fees for services as of June 1, 2013. At the time of the Carson Assets Acquisition, TLGP hired approximately 65 employees to manage the operations. The Partnership reimburses Tesoro for operational expenses related to the Carson Terminal Assets under the terms of the Amendment and Restatement of Schedules to the Amended and Restated Operational Services Schedules (the “Amended Operational Services Schedules”), which became effective on June 1, 2013. The additional estimated annual cost under the Amended Operational Services Schedules for the Carson Terminal Assets is $1.6 million. Additionally, the annual fee we pay to Tesoro for administrative services increased by $1.5 million to $4.0 million under the Amended and Restated Omnibus Agreement, which became effective on June 1, 2013.

In December 2012 we executed definitive agreements (the “Purchase Agreements”) to purchase Chevron’s Northwest Products System, which consists of a 760-mile common carrier refined products pipeline extending from Salt Lake City, Utah to Spokane, Washington, a five-mile jet fuel pipeline to the Salt Lake City International Airport and three refined products terminals for a total purchase price of $400.0 million. On May 17, 2013, we entered into an amendment to the Purchase Agreements (the “Amendment”). The Amendment reduces the aggregate purchase price from $400.0 million to $355.0 million and addresses the responsibilities of the parties in connection with the release of diesel fuel (“Diesel Pipeline Release”) that occurred at the Northwest Products System near Willard, Utah on March 18, 2013. For a period of two years, Chevron will retain financial and operational responsibility to remediate the site of the release, in addition to paying any monetary fines and penalties assessed by any government authority arising from this incident. Remediation of the site of the release is likely to be concluded prior to the two year period, excluding any future monitoring requirements. On June 19, 2013, we completed the Chevron Acquisition in accordance with the terms of the Purchase Agreements, as amended by the Amendment.

All third-party terminal agreements and any contracts between Chevron and other Chevron affiliates were assigned to the Partnership. The refined products pipeline and the jet fuel pipeline are common carrier pipelines regulated by the Federal Energy Regulatory Commission.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
March 31, 2013

		Pro Forma Adjustments
	Tesoro Logistics LP	Chevron Acquisition		Carson Transactions		Planned Debt Issuance		Tesoro Logistics LP Pro Forma
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$415,450	$(314,757)	(a)	$544,000	(c)	$300,000	(g)	$92,681
	—	(1,111)	(b)	(544,000)	(d)	(5,034)	(h)
	—	—		(1,352)	(e)	(300,000)	(i)
	—	—		(515)	(f)	—
Receivables
Trade	433	—		—		—		433
Affiliate	18,676	—		—		—		18,676
Prepayments and other current assets	576	53	(a)	208	(d)	—		837
Total Current Assets	435,135	(315,815)		(1,659)		(5,034)		112,627
NET PROPERTY, PLANT AND EQUIPMENT	283,985	358,362	(a)	400,000	(d)	—		1,042,347
OTHER NONCURRENT ASSETS	52,285	(40,000)	(a)	515	(f)	5,034	(h)	31,072
	—	4,500	(a)	—		—
	—	8,738	(a)	—		—
Total Assets	$771,405	$15,785		$398,856		$—		$1,186,046
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$10,062	$—		$—		$—		$10,062
Affiliate	7,046	—		—		—		7,046
Deferred revenue - affiliate	2,418	—		—		—		2,418
Accrued liabilities	15,161	12,196	(a)	—		—		27,357
Total Current Liabilities	34,687	12,196		—		—		46,883
OTHER NONCURRENT LIABILITIES	47	4,700	(a)	—		—		4,747
DEBT	357,517	—		544,000	(c)	300,000	(g)	902,702
	—	—		1,185	(d)	(300,000)	(i)
COMMITMENTS AND CONTINGENCIES
EQUITY
Common unitholders	548,464	(735)	(b)	(142,077)	(d)	—		404,757
	—	—		(895)	(e)	—
Subordinated unitholders	(150,521)	(354)	(b)	(430)	(e)	—		(151,305)
General partner - TLGP	(18,789)	(22)	(b)	(2,900)	(d)	—		(21,738)
	—	—		(27)	(e)	—
Total Equity	379,154	(1,111)		(146,329)		—		231,714
Total Liabilities and Equity	$771,405	$15,785		$398,856		$—		$1,186,046

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
Three Months Ended March 31, 2013

	Tesoro Logistics LP	Historical Chevron Assets	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$47,892	$3,148	$41	(j)	$51,081
Third-party	3,730	8,506	(41)	(j)	12,195
Total Revenues	51,622	11,654	—		63,276
COSTS AND EXPENSES
Operating and maintenance expenses	17,065	16,711	(12,500)	(k)	21,276
Depreciation and amortization expenses	4,081	—	4,602	(l)	8,683
General and administrative expenses	6,053	—	—		6,053
Loss on asset disposals	164	—	—		164
Total Costs and Expenses	27,363	16,711	(7,898)		36,176
OPERATING INCOME (LOSS)	24,259	(5,057)	7,898		27,100
Interest and financing costs	(5,604)	—	—		(5,604)
Interest Income	23	—	—		23
Net income (loss) attributable to partners	18,678	(5,057)	7,898		21,519
General partner’s interest in net income, including incentive distribution rights	(1,536)	—	(44)	(m)	(1,580)
Limited partners’ interest in net income (loss)	$17,142	$(5,057)	$7,854		$19,939

Net income per limited partner unit:
Common - basic and diluted	$0.40				$0.44
Subordinated - basic and diluted	$0.37				$0.44

Weighted average limited partner units outstanding:
Common units - basic	28,861,234	—	1,411,944	(n)	30,273,178
Common units - diluted	28,929,128	—	1,411,944	(n)	30,341,072
Subordinated - basic and diluted	15,254,890	—	—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
Year Ended December 31, 2012

	Tesoro Logistics LP	Historical Chevron Assets	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$142,667	$15,465	$(3,618)	(j)	$154,514
Third-party	14,172	34,344	3,618	(j)	52,134
Total Revenues	156,839	49,809	—		206,648
COSTS AND EXPENSES
Operating and maintenance expenses	63,083	20,392	—		83,475
Depreciation and amortization expenses	13,057	—	18,408	(l)	31,465
General and administrative expenses	15,713	—	—		15,713
Loss on asset disposals	535	—	—		535
Total Costs and Expenses	92,388	20,392	18,408		131,188
OPERATING INCOME (LOSS)	64,451	29,417	(18,408)		75,460
Interest and financing costs	(8,992)	—	—		(8,992)
Interest Income	48	—	—		48
NET INCOME (LOSS)	55,507	29,417	(18,408)		66,516
Income (loss) attributable to Predecessors	1,284	—	—		1,284
Net income (loss) attributable to partners	56,791	29,417	(18,408)		67,800
General partner’s interest in net income, including incentive distribution rights	(2,674)	—	(400)	(m)	(3,074)
Limited partners’ interest in net income (loss)	$54,117	$29,417	$(18,808)		$64,726

Net income per limited partner unit:
Common - basic	$1.90				$1.59
Common - diluted	$1.89				$1.58
Subordinated - basic and diluted	$1.47				$1.49

Weighted average limited partner units outstanding:
Common units - basic	16,614,668	—	9,775,000	(n)	26,389,668
Common units - diluted	16,708,950	—	9,775,000	(n)	26,483,950
Subordinated - basic and diluted	15,254,890	—	—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

NOTE A. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information presents the application of pro forma adjustments to our historical financial statements to reflect the transactions described above in “Background” on page 1 of this Exhibit 99.4. The Balance Sheet gives pro forma effect to the Carson Transactions, the Chevron Acquisition and the Planned Debt Issuance as described below. The Statements of Operations give pro forma effect to the January Offering and Chevron Acquisition as described below:

January Offering:

•	the issuance of 9,775,000 common units and 199,490 general partner units at a public offering price of $41.70 per unit.

Carson Transactions:

•
the Carson Assets Acquisition at Tesoro’s historical cost, which is equal to the fair value of the Carson Terminal Assets on June 1, 2013. Based on the preliminary analysis performed, Tesoro’s historical cost is estimated to be $400.0 million, pending the completion of an independent appraisal. Any subsequent adjustments resulting from the finalization of the independent appraisal will be reflected as adjustments to the equity of the Partnership. Under the Contribution Agreement, TRMC retained the known environmental liabilities related to the Carson Terminal Assets;

•	the payment of $1.4 million in estimated transaction costs associated with the Carson Assets Acquisition;

•
the amendment to our revolving credit facility which increased the total revolving loan availability from $500.0 million to $575.0 million and borrowings under such amended revolving credit facility of $544.0 million to fund a portion of the Carson Assets Acquisition; and

•	the issuance of equity valued at $96.0 million, comprised of 98% common limited partner units and 2% general partner units, to TLGP to fund a portion of the Carson Assets Acquisition.

Chevron Acquisition:

•	historical revenues and direct operating expenses for the Northwest Products System;

•
the allocation of the purchase price of $354.8 million based on a preliminary estimate of the fair value of the assets acquired and the assumption of certain environmental liabilities of $16.6 million as stipulated by the Purchase Agreements, as amended;

•	the indemnification of remediation efforts in response to the Diesel Pipeline Release; see Note E for additional discussion on the Diesel Pipeline Release;

•	the payment of $1.1 million in estimated transaction costs associated with the Chevron Acquisition;

•	depreciation expense based on the acquisition date fair value of the Northwest Products System; and

•	the reclassification of revenues to appropriately reflect the counterparty as an affiliate or a third party based on the assignment of contracts acquired in the Chevron Acquisition.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

Planned Debt Issuance:

•	the issuance of $300.0 million aggregate principal amount of new long-term indebtedness;

•	the repayment of $300.0 million of outstanding indebtedness under our revolving credit facility with the proceeds of the Planned Debt Issuance; and

•
the payment of $5.0 million in financing costs using cash on hand, including initial purchaser’s discounts, commissions and professional fees incurred in connection with the issuance of the Planned Debt Issuance, which will be amortized over the term of the debt.

NOTE B. Pro Forma Adjustments and Assumptions

(a)
For purposes of this pro forma analysis, the estimated purchase price for the Chevron Acquisition has been allocated based on a preliminary assessment of the fair value of the assets acquired and liabilities assumed, pending the completion of an independent valuation, the review of environmental liabilities assumed and other valuations. Further, as the acquisition recently closed, certain amounts of working capital and other closing adjustments have not been reflected in the pro forma adjustments. The preliminary purchase price allocation results in the following pro forma adjustments (in thousands):

Prepayments and other current assets	$53
Property, plant and equipment	358,362
Goodwill	8,738
Other noncurrent assets	4,500
Other current liabilities	(12,196)
Noncurrent liabilities	(4,700)
Preliminary purchase price	$354,757

The Partnership paid a deposit of $40.0 million upon execution of the purchase agreements with Chevron, and paid the remaining amount of the purchase price upon closing of the Chevron Acquisition.

(b)	Reflects the payment of $1.1 million in estimated transaction costs associated with the Chevron Acquisition including professional fees which are reflected as being expensed when incurred.

(c)	Reflects the borrowings under the amended revolving credit facility of $544.0 million to fund a portion of the Carson Assets Acquisition.

(d)
Reflects the Carson Assets Acquisition along with the related distributions to TLGP as described in the Contribution Agreement. The amounts allocated to property, plant and equipment and working capital accounts are preliminary and pending finalization of the independent valuation and the closing statement from TRMC’s acquisition of the BP integrated southern California refining and marketing business. Also includes amounts related to prepaid property taxes and a capital lease assumed by TLLP in the acquisition. The annual commitment under the capital lease is approximately $0.1 million through the expiration of the lease in April 2026.

(e)
Reflects $1.4 million in estimated transaction costs associated with the Carson Assets Acquisition including professional fees, environmental, health and safety and mechanical integrity assessments which are reflected as being expensed when incurred.

(f)	Represents $0.5 million in transaction costs incurred in connection with the amendment to our revolving credit facility which will be amortized over the term of the revolver.

(g)	Reflects the issuance of $300.0 million aggregate principal amount of new long-term indebtedness in the Planned Debt Issuance.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

(h)
Represents $5.0 million in financing costs using cash on hand, including initial purchaser’s discounts, commissions and professional fees incurred in connection with the Planned Debt Issuance which will be amortized over the term of the debt.

(i)	Reflects the repayment of $300.0 million of outstanding indebtedness under our revolving credit facility with the proceeds of the Planned Debt Issuance.

(j)    Reflects the adjustment to the Northwest Products System historical financial statements to properly classify revenue from transactions with Chevron affiliates as third-party revenue and revenue from transactions with Tesoro as affiliate. The revenue from transactions with Chevron affiliates and Tesoro are presented below (in thousands):

	Three Months Ended	Year Ended
	March 31, 2013	December 31, 2012
Chevron affiliate revenue	$3,148	$15,465
Tesoro revenue	3,189	11,847
Net adjustment	$41	$(3,618)

(k)
Reflects $12.5 million in environmental remediation expenses recorded by Chevron in the three month period ended March 31, 2013, which reflects the estimate of the expected costs to remediate the effects of the Diesel Pipeline Release. Under the Purchase Agreements, as amended, Chevron has indemnified the Partnership for these remediation costs for a period of two years.

(l)
Reflects the adjustment to depreciation expense for the Northwest Products System based upon the estimated fair value allocated to the acquired property, plant and equipment. The depreciation expense is calculated using an estimated depreciable life of 16 to 22 years and the straight-line depreciation method.

(m)	Reflects the incremental general partner's interest in net income as a result of the Chevron Acquisition.

(n)	Reflects the impact of units issued in the January Offering to the weighted average units outstanding.

NOTE C. Pro Forma Net Income Per Unit

We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units, general partner units and incentive distribution rights. Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. We base our calculation of net income per unit, including the allocation of distributions greater than earnings, on the weighted-average number of common and subordinated limited partner units outstanding during the period. Distributions less than (greater than) earnings are allocated to the general partner and limited partners based on their respective ownership interests. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented, plus the number of incremental common units as a result of the January Offering.

Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested service and performance phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same, as there are no potentially dilutive subordinated units outstanding.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

NOTE D. Commercial Agreements with Tesoro

In connection with the closing of the Carson Assets Acquisition, we entered into the Southern California Master Terminalling Services Agreement (“MTSA-Southern California”) and the Carson Storage Services Agreement (“CSSA”). The MTSA-Southern California and the CSSA are long-term, fee-based commercial agreements with Tesoro, under which we agree to provide services to manage and operate the assets and Tesoro agrees to pay us fees based on minimum monthly throughput volumes. The fees under these agreements will be indexed for inflation annually on January 1. We believe the terms and conditions under the MTSA-Southern California and CSSA are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. See additional terms of the agreements and other information presented below:

	Minimum Throughput Commitment
	Through December 31, 2013	% of Total Capacity	Beginning January 1, 2014	% of Total Capacity	Weighted Average Rate (a)	Term of Agreement	Renewals
Carson Storage Services agreement (shell capacity barrels)	1,920,000	100%	1,920,000	100%	$0.80	10 years	2 x 5 years
Master Terminalling Services Agreement:
Terminalling Services (bpd)	125,000	47%	148,375	56%	$0.79	10 years	2 x 5 years
Dedicated Storage (shell capacity barrels)	2,534,143	79%	2,534,143	79%	$0.90	10 years	2 x 5 years
_________
(a) Estimated by applying actual percentages of gasoline and diesel throughput during 2012 to the minimum throughput commitments using actual rates under the commercial agreements. The weighted average rate for storage services is a monthly rate, whereas terminalling services are charged per barrel per day.

In connection with the closing of the Chevron Acquisition, Chevron assigned its terminalling agreement with Tesoro to the Partnership. The services provided under the agreement include receiving products, temporarily storing products in tanks and providing delivery back to Tesoro via truck rack delivery to pipeline or product transfer. The agreement also provides for ethanol blending services and additive injection services. The fees under this agreement will be indexed annually for inflation.

NOTE E. Environmental Obligations

The Partnership is subject to federal, state and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect of the disposal or release of specified substances at current and former operating sites.

On March 18, 2013, Chevron detected and responded to the Diesel Pipeline Release on the Northwest Products System. As a result of this release, a Corrective Action Order (“the CAO”) was issued on March 22, 2013 by the Pipeline and Hazardous Materials Safety Administration of the U.S. Department of Transportation. In addition, on April 11, 2013, the Department of Environmental Quality, Division of Water Quality, of the State of Utah issued a Notice of Violation and Compliance Order. In accordance with the sale and purchase agreements, as amended, for a period of two years, Chevron has retained financial and operational responsibility to remediate the site of the Diesel Pipeline Release, in addition to paying any monetary fines and penalties assessed by any government authority arising from this incident. The Partnership assumed responsibility for performing additional testing and associated pipeline repairs on the pipeline pursuant to the CAO upon closing the Northwest Products System Acquisition.

The Partnership recognized an estimated $16.6 million of environmental liabilities assumed in connection with the Northwest Products System, of which $11.9 million is related to the CAO and is included in other current liabilities. Also included in the total environmental liabilities assumed in connection with the Northwest Products System Acquisition are $3.9 million in costs unrelated to the Diesel Pipeline Release, which are included in other noncurrent liabilities. Our environmental liabilities are based primarily on estimates using third-party assessments and available information to date. It is possible these estimates will change as additional information becomes available.